UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2017

Jason Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36051	46-2888322
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

833 East Michigan Street, Suite 900
Milwaukee, Wisconsin 53202
(Address of Principal executive offices, including Zip Code)

(414) 277-9300
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 18, 2017, the Board of Directors (the “Board”) of Jason Industries, Inc. (the “Company”) increased the size of the Board from seven members to eight members and elected the Company’s President and Chief Executive Officer, Brian Kobylinski, as a new director to fill the vacancy created by such increase. Mr. Kobylinski will serve as a class I director with a term expiring at the Company’s 2018 annual meeting of stockholders. Mr. Kobylinski has not yet been appointed to serve on any Committee of the Board.
There are no arrangements between Mr. Kobylinski and any other person pursuant to which Mr. Kobylinski was elected to serve as a director, nor are there any transactions in which the Company is a participant in which Mr. Kobylinski has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JASON INDUSTRIES, INC.

By:	/s/ Thomas L. Doerr, Jr.

Name:	Thomas L. Doerr, Jr.

Title:	Vice President, General Counsel and Secretary

Date: July 19, 2017